SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2003

               SKYLYNX COMMUNICATIONS, INC.,
(Exact name of registrant as specified in its charter)

Delaware	0-27635	37-1465836
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7318 Point of Rocks Road, Sarasota, Florida 34242
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 400-0741

                    StarCom Wireless Networks, Inc.
(Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS AND REQUIRED FD DISCLOSURE

       Effective September 29, 2003, the Company changed its name to "SkyLynx Communications, Inc." by filing with the Delaware Secretary of State a Certificate of Amendment to Certificate of Incorporation.

        Effective with the opening of trading on September 30, 2003, the Company's new ticker symbol will by "SKYC." The Company's securities will continue to be quoted on the OTC Electronic Bulletin Board.

ITEM 7:     FINANCIAL STATEMENTS AND EXHIBITS
(a)	Exhibit
Item	Title
3.0	Certificate of Amendment to Certificate of Incorporation

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STARCOM WIRELESS NETWORKS, INC.,
Date: September 29, 2003	By: /s/ Gary L. Brown Gary L. Brown, President